News Release

Virtus Investment Partners Announces Financial Results for Second Quarter 2024

▪Earnings Per Share - Diluted of $2.43; Earnings Per Share - Diluted, as Adjusted, of $6.53
▪Total Sales of $6.1B; Net Flows of ($2.6B); Assets Under Management of $173.6B

Hartford, CT, July 26, 2024 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended June 30, 2024.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2024	6/30/2023	Change	3/31/2024	Change
U.S. GAAP Financial Measures
Revenues	$224.4	$213.5	5%	$222.0	1%
Operating expenses	$180.2	$174.5	3%	$189.7	(5%)
Operating income (loss)	$44.2	$39.0	13%	$32.3	37%
Operating margin	19.7%	18.3%		14.5%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$17.6	$30.3	(42%)	$29.9	(41%)
Earnings (loss) per share - diluted	$2.43	$4.10	(41%)	$4.10	(41%)
Weighted average shares outstanding - diluted	7.242	7.385	(2%)	7.287	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$203.0	$190.6	7%	$200.2	1%
Operating expenses, as adjusted	$137.0	$129.0	6%	$143.8	(5%)
Operating income (loss), as adjusted	$66.0	$61.6	7%	$56.4	17%
Operating margin, as adjusted	32.5%	32.3%		28.2%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$47.3	$40.1	18%	$39.4	20%
Earnings (loss) per share - diluted, as adjusted	$6.53	$5.43	20%	$5.41	21%

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Non-GAAP information and reconciliations to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2024	6/30/2023	Change	3/31/2024	Change
Ending total assets under management	$173.6	$168.3	3%	$179.3	(3%)
Average total assets under management	$175.2	$163.0	7%	$173.4	1%
Total sales	$6.1	$7.6	(19%)	$7.6	(19%)
Net flows	$(2.6)	$—	N/M	$(1.2)	117%

N/M - Not Meaningful

Total assets under management of $173.6 billion at June 30, 2024 decreased 3% from $179.3 billion at March 31, 2024 due to market performance and net outflows in U.S. retail funds and institutional accounts, partially offset by positive net flows in retail separate accounts, exchange-traded funds (ETFs) and global funds. In addition, the company provided services to $2.6 billion of other fee-earning assets that are not included in assets under management.
Total sales of $6.1 billion declined from $7.6 billion in the first quarter primarily due to lower sales of U.S. retail funds and institutional accounts. Institutional sales of $1.2 billion decreased from $1.7 billion in the prior quarter due to lower domestic equity sales. Retail separate account sales of $2.2 billion compared with $2.4 billion, with higher private client sales offset by lower intermediary sold. Open-end fund sales of $2.8 billion declined from $3.5 billion, as higher sales of large cap and global equity were more than offset by declines in other strategies.
Net flows of ($2.6) billion compared with ($1.2) billion in the first quarter and included continued positive net flows in retail separate accounts, ETFs, and global funds. Institutional net flows of ($1.7) billion compared with ($1.3) billion and included a ($0.7) billion outflow from a partial rebalancing by a large account. Retail separate account net flows of $0.5 billion compared with $0.7 billion in the prior quarter, with positive net flows in both intermediary sold and private client. Open-end fund net flows of ($1.3) billion compared with ($0.6) billion in the prior quarter and included positive net flows in small/mid-cap and global equity strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $44.2 million increased 37% from $32.3 million in the prior quarter due to a 1% increase in revenues, reflecting higher average assets under management, and a 5% decrease in operating expenses. The decrease in operating expenses was primarily due to lower employment expenses, which declined 8% to $105.7 million due to seasonally higher expenses in the prior quarter, and a decrease in the fair value of contingent consideration. These decreases were partially offset by higher other operating expenses, primarily due to a $0.7 million annual equity grant to the Board of Directors, and operating expenses of consolidated investment products.

Net income attributable to Virtus Investment Partners, Inc. of $2.43 per diluted share included ($1.71) of realized and unrealized losses on investments, ($1.04) of fair value adjustments to minority interests, ($0.18) of amortization of an early lease termination fee, ($0.13) of collateralized loan obligation (CLO) expense, ($0.11) of acquisition and integration costs, and ($0.07) of restructuring expenses, partially offset by $0.34 of fair value adjustments to contingent consideration. Net income per diluted share of $4.10 in the prior quarter included ($0.69) of fair value adjustments to affiliate minority interests, ($0.12) of amortization related to an early lease termination fee, ($0.11) of acquisition and integration costs and ($0.08) of restructuring, partially offset by $0.76 of realized and unrealized gains on investments.

The effective tax rate of 31% increased from 19% in the prior quarter, primarily reflecting changes in income tax valuation allowances from net unrealized and realized losses on the company’s investments compared with gains in the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $203.0 million increased 1% from $200.2 million in the prior quarter primarily due to higher average assets under management.
Employment expenses, as adjusted, of $103.5 million decreased from $111.6 million due to prior quarter seasonal expenses, partially offset by higher variable incentive compensation. Other operating expenses, as adjusted, of $31.3 million increased from $30.2 million primarily due to the $0.7 million annual equity grant to the Board of Directors.

Operating income, as adjusted, of $66.0 million and the related margin of 32.5% increased from $56.4 million and 28.2%, respectively, in the prior quarter primarily due to prior quarter seasonal expenses and higher investment management fees.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share was $6.53, an increase of 21% from $5.41 in the prior quarter. The increase primarily reflected the impact of prior quarter seasonal items and higher investment management fees.

The effective tax rate, as adjusted, of 26% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2024	6/30/2023	Change	3/31/2024	Change
Cash and cash equivalents	$183.0	$201.5	(9%)	$123.9	48%
Gross debt (1)	$252.4	$300.2	(16%)	$258.1	(2%)
Contingent consideration (2)	$63.4	$94.4	(33%)	$66.7	(5%)
Redeemable noncontrolling interests (3)	$84.7	$87.6	(3%)	$80.0	6%
Total equity exc. noncontrolling interests	$868.7	$851.5	2%	$871.7	—%
Other Metrics
Working capital (4)	$143.0	$162.0	(12%)	$123.4	16%
Net debt (cash) (5)	$69.4	$98.7	(30%)	$134.2	(48%)

(1)Excludes deferred financing costs of $4.8 million, $6.0 million, and $5.1 million, as of June 30, 2024, June 30, 2023, and March 31, 2024, respectively
(2)Represents estimated revenue participation and contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $44.7 million, $22.8 million, and $35.2 million as of June 30, 2024, June 30, 2023, and March 31, 2024, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits excluding affiliate minority interests, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months. As of March 31, 2024, minority interest liabilities accounted for as accrued compensation were removed from the definition of working capital and prior periods have been adjusted to conform to this definition.
(5)Defined as gross debt less cash and cash equivalents in accordance with the company's credit agreement

Working capital of $143.0 million at June 30, 2024 compared with $123.4 million at March 31, 2024, as cash earnings more than offset return of capital and debt repayment.
During the quarter, the company repurchased 55,099 shares for $12.5 million, and repaid $5.7 million of debt.
Gross debt at June 30, 2024 was $252.4 million, and net debt was $69.4 million, or 0.2x EBITDA.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, July 26, 2024, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year. We routinely post important information for investors on the Investor Relations section of our website and may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	Change	3/31/2024	Change	6/30/2024	6/30/2023	Change
Revenues
Investment management fees	$191,652	$179,979	6%	$188,360	2%	$380,012	$344,457	10%
Distribution and service fees	13,410	14,132	(5%)	14,030	(4%)	27,440	28,285	(3%)
Administration and shareholder service fees	18,308	18,240	—%	18,678	(2%)	36,986	36,599	1%
Other income and fees	1,014	1,185	(14%)	974	4%	1,988	2,069	(4%)
Total revenues	224,384	213,536	5%	222,042	1%	446,426	411,410	9%
Operating Expenses
Employment expenses	105,667	104,694	1%	115,163	(8%)	220,830	203,308	9%
Distribution and other asset-based expenses	23,695	25,460	(7%)	24,348	(3%)	48,043	49,175	(2%)
Other operating expenses	33,050	33,483	(1%)	31,375	5%	64,425	64,213	—%
Operating expenses of consolidated investment products	2,909	360	N/M	690	322%	3,599	1,060	240%
Restructuring expense	690	—	N/M	797	(13%)	1,487	—	N/M
Change in fair value of contingent consideration	(3,300)	(6,800)	(51%)	—	N/M	(3,300)	(6,800)	(51%)
Depreciation expense	2,270	1,485	53%	2,028	12%	4,298	2,630	63%
Amortization expense	15,198	15,808	(4%)	15,335	(1%)	30,533	30,199	1%
Total operating expenses	180,179	174,490	3%	189,736	(5%)	369,915	343,785	8%
Operating Income (Loss)	44,205	39,046	13%	32,306	37%	76,511	67,625	13%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(1,553)	1,717	N/M	3,416	N/M	1,863	4,387	(58%)
Realized and unrealized gain (loss) of consolidated investment products, net	(12,936)	(4,436)	192%	1,535	N/M	(11,401)	(1,840)	N/M
Other income (expense), net	597	(847)	N/M	550	9%	1,147	(1,190)	N/M
Total other income (expense), net	(13,892)	(3,566)	290%	5,501	N/M	(8,391)	1,357	N/M
Interest Income (Expense)
Interest expense	(5,611)	(6,217)	(10%)	(5,681)	(1%)	(11,292)	(11,222)	1%
Interest and dividend income	2,643	2,675	(1%)	3,469	(24%)	6,112	5,913	3%
Interest and dividend income of investments of consolidated investment products	52,385	47,884	9%	51,115	2%	103,500	94,698	9%
Interest expense of consolidated investment products	(41,960)	(38,732)	8%	(40,012)	5%	(81,972)	(73,935)	11%
Total interest income (expense), net	7,457	5,610	33%	8,891	(16%)	16,348	15,454	6%
Income (Loss) Before Income Taxes	37,770	41,090	(8%)	46,698	(19%)	84,468	84,436	—%
Income tax expense (benefit)	11,748	10,910	8%	8,831	33%	20,579	19,613	5%
Net Income (Loss)	26,022	30,180	(14%)	37,867	(31%)	63,889	64,823	(1%)
Noncontrolling interests	(8,408)	77	N/M	(8,009)	5%	(16,417)	4,058	N/M
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$17,614	$30,257	(42%)	$29,858	(41%)	$47,472	$68,881	(31%)
Earnings (Loss) Per Share - Basic	$2.47	$4.14	(40%)	$4.19	(41%)	$6.66	$9.47	(30%)
Earnings (Loss) Per Share - Diluted	$2.43	$4.10	(41%)	$4.10	(41%)	$6.54	$9.31	(30%)
Cash Dividends Declared Per Common Share	$1.90	$1.65	15%	$1.90	—%	$3.80	$3.30	15%
Weighted Average Shares Outstanding - Basic	7,127	7,308	(2%)	7,119	—%	7,123	7,277	(2%)
Weighted Average Shares Outstanding - Diluted	7,242	7,385	(2%)	7,287	(1%)	7,264	7,398	(2%)

N/M - Not Meaningful
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
By Product (period end):
Open-End Funds (1)	$56,828	$54,145	$56,062	$57,818	$55,852
Closed-End Funds	10,166	9,472	10,026	10,064	9,915
Retail Separate Accounts (2)	38,992	38,665	43,202	46,816	45,672
Institutional Accounts (3)	62,330	60,257	62,969	64,613	62,146
Total	$168,316	$162,539	$172,259	$179,311	$173,585

By Product (average) (4)
Open-End Funds (1)	$56,120	$56,511	$54,132	$56,828	$56,692
Closed-End Funds	10,224	10,001	9,591	9,862	9,894
Retail Separate Accounts	37,397	38,992	38,665	43,202	46,816
Institutional Accounts (3)	59,248	62,368	60,319	63,466	61,773
Total	$162,989	$167,872	$162,707	$173,358	$175,175

By Asset Class (period end):
Equity	$91,211	$87,984	$96,703	$103,501	$99,224
Fixed Income	38,361	37,352	37,192	37,037	36,970
Multi-Asset (5)	20,914	19,937	21,411	21,975	21,060
Alternatives (6)	17,830	17,266	16,953	16,798	16,331
Total	$168,316	$162,539	$172,259	$179,311	$173,585

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (7)
(in basis points)

	Three Months Ended
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
By Product:
Open-End Funds (1)	49.3	51.1	49.7	49.9	50.9
Closed-End Funds	57.6	58.2	58.4	58.7	58.6
Retail Separate Accounts (2)	44.1	43.3	43.3	43.9	43.3
Institutional Accounts (3)(8)	31.6	30.3	33.2	30.8	30.7
All Products (8)	42.2	42.0	42.6	41.9	42.2

(1)    Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)    Includes investment models provided to managed account sponsors
(3)     Represents assets under management of institutional separate and commingled accounts including structured products
(4)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(5)    Consists of multi-asset offerings not included in equity, fixed income, and alternatives
(6)    Consists of managed futures, event-driven, real estate securities, infrastructure, long/short, and other strategies
(7)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(8)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Institutional Accounts	0.2	0.4	2.2	0.3	0.3
All Products	0.1	0.1	0.8	0.1	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	6/30/2023	6/30/2024
Open-End Funds (1)
Beginning balance	$53,865	$56,828	$54,145	$56,062	$57,818	$53,000	$56,062
Inflows	2,550	2,687	2,940	3,476	2,777	5,561	6,253
Outflows	(4,692)	(4,137)	(4,905)	(4,104)	(4,120)	(9,484)	(8,224)
Net flows	(2,142)	(1,450)	(1,965)	(628)	(1,343)	(3,923)	(1,971)
Market performance	2,163	(1,034)	4,260	2,560	(480)	4,934	2,080
Other (2)	2,942	(199)	(378)	(176)	(143)	2,817	(319)
Ending balance	$56,828	$54,145	$56,062	$57,818	$55,852	$56,828	$55,852

Closed-End Funds
Beginning balance	$10,358	$10,166	$9,472	$10,026	$10,064	$10,361	$10,026
Inflows	20	—	—	—	—	24	—
Outflows	—	—	—	—	(41)	—	(41)
Net flows	20	—	—	—	(41)	24	(41)
Market performance	(1)	(504)	753	239	83	204	322
Other (2)	(211)	(190)	(199)	(201)	(191)	(423)	(392)
Ending balance	$10,166	$9,472	$10,026	$10,064	$9,915	$10,166	$9,915

Retail Separate Accounts (3)
Beginning balance	$37,397	$38,992	$38,665	$43,202	$46,816	$35,352	$43,202
Inflows	1,346	1,849	2,118	2,373	2,172	2,713	4,545
Outflows	(1,434)	(1,524)	(1,726)	(1,695)	(1,688)	(2,722)	(3,383)
Net flows	(88)	325	392	678	484	(9)	1,162
Market performance	1,683	(652)	4,144	2,936	(1,631)	3,649	1,305
Other (2)	—	—	1	—	3	—	3
Ending balance	$38,992	$38,665	$43,202	$46,816	$45,672	$38,992	$45,672

Institutional Accounts (4)
Beginning balance	$53,229	$62,330	$60,257	$62,969	$64,613	$50,663	$62,969
Inflows	3,660	1,274	1,179	1,734	1,188	5,512	2,922
Outflows	(1,478)	(1,648)	(3,406)	(3,022)	(2,913)	(3,525)	(5,935)
Net flows	2,182	(374)	(2,227)	(1,288)	(1,725)	1,987	(3,013)
Market performance	2,440	(1,434)	5,165	3,001	(549)	5,346	2,452
Other (2)	4,479	(265)	(226)	(69)	(193)	4,334	(262)
Ending balance	$62,330	$60,257	$62,969	$64,613	$62,146	$62,330	$62,146

Total
Beginning balance	$154,849	$168,316	$162,539	$172,259	$179,311	$149,376	$172,259
Inflows	7,576	5,810	6,237	7,583	6,137	13,810	13,720
Outflows	(7,604)	(7,309)	(10,037)	(8,821)	(8,762)	(15,731)	(17,583)
Net flows	(28)	(1,499)	(3,800)	(1,238)	(2,625)	(1,921)	(3,863)
Market performance	6,285	(3,624)	14,322	8,736	(2,577)	14,133	6,159
Other (2)	7,210	(654)	(802)	(446)	(524)	6,728	(970)
Ending balance	$168,316	$162,539	$172,259	$179,311	$173,585	$168,316	$173,585

(1)     Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)    Includes investment models provided to managed account sponsors
(4)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Please see the Notes to Reconciliations on page 14 for additional information on how these measures reflect the company’s operating results. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Also, the non-GAAP financial measures referenced in this release may not be comparable to the similarly titled measures used by other companies.

The following are reconciliations and related notes of the most directly comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	6/30/2024	6/30/2023	3/31/2024
Total revenues, GAAP	$224,384	$213,536	$222,042
Consolidated investment products revenues (1)	2,326	2,479	2,544
Investment management fees (2)	(10,282)	(11,326)	(10,316)
Distribution and service fees (2)	(13,413)	(14,134)	(14,032)
Total revenues, as adjusted	$203,015	$190,555	$200,238

Operating Expenses
Total operating expenses, GAAP	$180,179	$174,490	$189,736
Consolidated investment products expenses (1)	(2,909)	(360)	(690)
Distribution and other asset-based expenses (3)	(23,695)	(25,460)	(24,348)
Amortization of intangible assets (4)	(15,198)	(15,808)	(15,335)
Restructuring expense (5)	(690)	—	(797)
Deferred compensation and related investments (6)	36	(747)	(1,249)
Acquisition and integration expenses (7)	2,201	(3,165)	(1,042)
Other (8)	(2,907)	49	(2,444)
Total operating expenses, as adjusted	$137,017	$128,999	$143,831

Operating Income (Loss)
Operating income (loss), GAAP	$44,205	$39,046	$32,306
Consolidated investment products (earnings) losses (1)	5,235	2,839	3,234
Amortization of intangible assets (4)	15,198	15,808	15,335
Restructuring expense (5)	690	—	797
Deferred compensation and related investments (6)	(36)	747	1,249
Acquisition and integration expenses (7)	(2,201)	3,165	1,042
Other (8)	2,907	(49)	2,444
Operating income (loss), as adjusted	$65,998	$61,556	$56,407

Operating margin, GAAP	19.7%	18.3%	14.5%
Operating margin, as adjusted	32.5%	32.3%	28.2%
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Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	6/30/2024	6/30/2023	3/31/2024
Income (loss) before taxes, GAAP	$37,770	$41,090	$46,698
Consolidated investment products (earnings) losses (1)	268	283	(1,819)
Amortization of intangible assets (4)	15,198	15,808	15,335
Restructuring expense (5)	690	—	797
Deferred compensation and related investments (6)	545	(596)	(400)
Acquisition and integration expenses (7)	(2,201)	3,165	1,042
Other (8)	2,907	(49)	2,444
Seed capital and CLO investments (gains) losses (9)	12,175	(1,057)	(7,333)
Income (loss) before taxes, as adjusted	$67,352	$58,644	$56,764

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$11,748	$10,910	$8,831
Tax impact of:
Amortization of intangible assets (4)	3,973	4,334	3,993
Restructuring expense (5)	180	—	208
Deferred compensation and related investments (6)	142	(163)	(104)
Acquisition and integration expenses (7)	(575)	868	271
Other (8)	1,415	628	1,056
Seed capital and CLO investments (gains) losses (9)	725	(497)	529
Income tax expense (benefit), as adjusted	$17,608	$16,080	$14,784

Effective tax rate, GAAPA	31.1%	26.6%	18.9%
Effective tax rate, as adjustedB	26.1%	27.4%	26.0%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc.	$17,614	$30,257	$29,858
Amortization of intangible assets, net of tax (4)	10,738	10,775	10,863
Restructuring expense, net of tax (5)	510	—	589
Deferred compensation and related investments (6)	403	(433)	(296)
Acquisition and integration expenses, net of tax (7)	(1,626)	2,297	771
Other, net of tax (8)	8,164	(2,253)	5,476
Seed capital and CLO investments (gains) losses, net of tax (9)	11,450	(560)	(7,862)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$47,253	$40,083	$39,399
Weighted average shares outstanding - diluted	7,242	7,385	7,287

Earnings (loss) per share - diluted, GAAP	$2.43	$4.10	$4.10
Earnings (loss) per share - diluted, as adjusted	$6.53	$5.43	$5.41

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Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	6/30/2024	6/30/2023	3/31/2024
Administration and shareholder service fees, GAAP	$18,308	$18,240	$18,678
Consolidated investment products fees (1)	23	33	39
Administration and shareholder service fees, as adjusted	$18,331	$18,273	$18,717

Employment Expenses
Employment expenses, GAAP	$105,667	$104,694	$115,163
Deferred compensation and related investments (6)	36	(747)	(1,249)
Acquisition and integration expenses (7)	(1,099)	(8,183)	(1,042)
Other (8)	(1,134)	49	(1,262)
Employment expenses, as adjusted	$103,470	$95,813	$111,610

Other Operating Expenses
Other operating expenses, GAAP	$33,050	$33,483	$31,375
Acquisition and integration expenses (7)	—	(1,782)	—
Other (8)	(1,773)	—	(1,182)
Other operating expenses, as adjusted	$31,277	$31,701	$30,193

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(13,892)	$(3,566)	$5,501
Consolidated investment products (1)	1,492	4,868	4,127
Deferred compensation and related investments (6)	611	(1,312)	(1,623)
Seed capital and CLO investments (gains) losses (9)	12,175	(1,057)	(7,333)
Total other income (expense), net as adjusted	$386	$(1,067)	$672

Interest and Dividend Income
Interest and dividend income, GAAP	$2,643	$2,675	$3,469
Consolidated investment products (1)	3,966	1,728	1,923
Deferred compensation and related investments (6)	(30)	(31)	(26)
Interest and dividend income, as adjusted	$6,579	$4,372	$5,366

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$(8,408)	$77	$(8,009)
Consolidated investment products (1)	(268)	(283)	1,819
Amortization of intangible assets (4)	(487)	(699)	(479)
Other (8)	6,672	(1,576)	4,088
Total noncontrolling interests, as adjusted	$(2,491)	$(2,481)	$(2,581)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

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Virtus Investment Partners, Inc. 13.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business.
6.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to market performance of deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
7.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
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Virtus Investment Partners, Inc. 14.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	6/30/2024	6/30/2023	3/31/2024
Employment expenses	$1,099	$8,183	$1,042
Other operating expenses	—	1,782	—
Change in fair value of contingent consideration	(3,300)	(6,800)	—
Total Acquisition and Integration Expenses	$(2,201)	$3,165	$1,042

8.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs and amortization of lease termination fees. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	6/30/2024	6/30/2023	3/31/2024
Employment expense fair value adjustments	$1,134	$(49)	$1,262
Amortization of lease termination fees	1,773	—	1,182
Tax impact of adjustments	(760)	13	(637)
Other discrete tax adjustments	(655)	(641)	(419)
Affiliate minority interest fair value adjustments	6,672	(1,576)	4,088
Total Other	$8,164	$(2,253)	$5,476

Seed Capital and CLO Related
9.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
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Virtus Investment Partners, Inc. 15.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2023 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) inability to achieve expected benefits of strategic transactions; (iii) withdrawal, renegotiation or termination of investment management agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) inability to attract and retain key personnel; (vii) challenges from competition; (viii) adverse developments related to unaffiliated subadvisers; (ix) negative changes in key distribution relationships; (x) interruptions, breaches, or failures of technology systems; (xi) loss on our investments; (xii) lack of sufficient capital on satisfactory terms; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or limitations; (xvii) inability to make common stock dividend payments; (xviii) impediments from certain corporate governance provisions; (xix) losses or costs not covered by insurance; (xx) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2023 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com